Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 2003 relating to the financial statements, which appears in the 2002 Annual Report to Shareholders of Community Banks, Inc., which is incorporated by reference in Community Banks, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.




PricewaterhouseCoopers LLP

Harrisburg, Pennsylvania
June 27, 2003